For Immediate Release

Contacts:	Steve Gaut, Public Relations
404-828-8787
Joe Wilkins, Investor Relations
404-828-8209

UPS DELIVERS 12% EPS GROWTH

•All Segments Improve Profitability and Expand Margins
•International Operating Profit Jumps 17%
•Export Shipments up 5.5% with Strong Intra-Europe Growth
•Supply Chain and Freight Operating Profit Climbs 18%
•Revenue Growth Dampened by Changes in Currency and Fuel Prices
•2015 EPS Growth at Higher End of 6%-to-12% Guidance Range

ATLANTA, July 28, 2015 - UPS (NYSE:UPS) today announced second quarter 2015 diluted earnings per share of $1.35, a 12% increase over adjusted results for the same period last year. All three segments improved operating profit and margin, led by International and Supply Chain and Freight performance.

Currency exchange rates and lower fuel surcharges reduced total reported revenue growth. Total revenue declined 1.2% from the same quarter last year to $14.1 billion. Pricing initiatives continue to drive base rates higher.

“During the quarter, UPS continued to invest for the future by expanding capacity and launching new capabilities that provide higher value to customers,” said David Abney, UPS chief executive officer. “The strong momentum in our International segment is expected to continue and gives us confidence in achieving the upper end of our guidance range.”

On a reported basis, operating profit increased $1.2 billion, and diluted earnings per share was up $0.86. In the second quarter of 2014, UPS reported diluted earnings per share of $0.49, which included a $665 million after-tax charge for the transfer of certain post-retirement liabilities to defined contribution healthcare plans.

Total company shipments increased 2.1% over the second quarter last year to 1.1 billion packages, led by U.S. Deferred Air products and International Export shipments.

- more -

2-2-2

Cash Flow

For the six months ended June 30, UPS generated $3.3 billion in free cash flow. The company paid dividends of $1.3 billion, an increase of 9.0% per share over the prior year. UPS also repurchased 13.5 million shares for approximately $1.4 billion.

U.S. Domestic Package

U.S. Domestic revenue increased $140 million over the second quarter last year to $8.8 billion. Shipment growth was led by Deferred Air products up 15% and UPS SurePost which increased more than 8%. Total daily deliveries grew 1.8% due to a slower pace of B2C (business-to-consumer) growth.

Operating profit was $1.2 billion, up $35 million or 3.0% over prior-year adjusted results. Operating margin expanded to 13.6% as improved pricing and productivity offset higher benefit costs.

On a reported basis, operating profit increased $992 million after the transfer of certain post-retirement liabilities to defined contribution healthcare plans, which occurred in the second quarter of last year.

Continued improvements in base rates were offset by lower fuel surcharges. Revenue per package was flat, as changes in fuel surcharges dropped reported yield by almost 300 basis points.

International Package

Currency-adjusted International revenue was up 1.5% over the same period last year. UPS daily Export shipments increased 5.5%, primarily due to an 8.5% increase in intra-Europe shipments. The strong dollar drove U.S. imports higher, while U.S. exports were down slightly.

International operating profit increased $81 million, or 17% over the adjusted results for the same period in 2014. Network improvements, volume growth and pricing initiatives all contributed to expanded operating margin and increased profitability. The segment experienced growth from middle-market accounts and improved premium product sales.

On a reported basis, operating profit increased $108 million after the transfer of certain post-retirement liabilities to defined contribution healthcare plans in the second quarter of last year.

- more -

3-3-3

Underlying base rates were up across all regions, though revenue per package decreased 2.4% on a currency-neutral basis. Lower fuel surcharges reduced reported revenue per package by about 350 basis points.

Supply Chain & Freight

Supply Chain & Freight revenue declined 4.5% to $2.2 billion, due to Forwarding revenue management initiatives, currency and lower fuel surcharges at UPS Freight. Operating profits improved $31 million, or 18% over the adjusted results for the same quarter 2014, driven by gains in Forwarding.

On a reported basis, operating profit increased $113 million after the transfer of certain post-retirement liabilities to defined contribution healthcare plans that occurred in the second quarter of 2014.

UPS Forwarding operating profit and margin expanded as the business unit continued to implement a disciplined pricing strategy across key trade lanes. The unit also benefited from improved market conditions and customer mix. Forwarding tonnage and revenue dropped during the quarter, primarily due to revenue management initiatives and the impact of currency fluctuations.

Distribution revenue increased at a mid-single digit growth rate. Growth in Mail services, Healthcare and Aerospace industries contributed to revenue improvements.

UPS Freight revenue declined 2.5% due to lower fuel surcharges and a drop in tonnage driven by changes in customer mix and slowing market growth. LTL (less-than-truckload) revenue per hundredweight growth remained positive, with a 1.4% gain.

Outlook

“The second quarter results reflect continuing gains in our International business,” said Richard Peretz, UPS chief financial officer. “Even though the U.S. economy appears to be growing at a slower pace, our global portfolio and performance reinforces our expectations to attain the higher-end of the guidance range.”

The company’s guidance for 2015 full-year diluted earnings per share is $5.05 to $5.30, a 6% to 12% increase over adjusted 2014 results.

# # #

Editor’s Note:
UPS CEO David Abney and CFO Richard Peretz will discuss second quarter results with investors and analysts during a conference call at 8:30 a.m. ET, July 28, 2015. That call is open to listeners through a live Webcast. To access the call, go to www.investors.ups.com and click on “Earnings Webcast.”

UPS routinely posts investor announcements on its web site --www.investors.ups.com -- and encourages those interested in the company to check there frequently.

UPS (NYSE: UPS) is a global leader in logistics, offering a broad range of solutions including the transportation of packages and freight; the facilitation of international trade, and the deployment of advanced technology to more efficiently manage the world of business. Headquartered in Atlanta, UPS serves more than 220 countries and territories worldwide. The company can be found on the Web at ups.com® and its corporate blog can be found at Longitudes.ups.com. To get UPS news direct, visit pressroom.ups.com/RSS.

We supplement the reporting of our financial information determined under generally accepted accounting principles ("GAAP") with certain non-GAAP financial measures, including, as applicable, "as adjusted" operating profit, operating margin, pre-tax income, net income and earnings per share. The equivalent measures determined in accordance with GAAP are also referred to as "reported" or "unadjusted.” Additionally, we disclose revenue growth adjusted for the impact of foreign currency. We believe that these adjusted measures provide meaningful information to assist investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to, our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. Furthermore, we use these adjusted financial measures to determine awards for our management personnel under our incentive compensation plans.
We supplemented the presentation of our second quarter and year-to-date 2014 operating profit, operating margin, pre-tax income, net income and earnings per share with similar measures that excluded the impact of certain transactions. In the second quarter of 2014, we recorded a $1.066 billion pre-tax charge ($665 million after-tax) related to the transfer of postretirement benefit obligations to multiemployer healthcare plans for certain employees employed under the Teamsters National Master Agreement. The charge is allocated between the U.S. Domestic Package segment ($957 million), the International Package segment ($27 million) and the Supply Chain & Freight segment ($82 million). We believe these adjusted measures provide additional information that better enables shareowners to focus on period-over-period operating performance.
Because non-GAAP financial measures are not standardized, it may not be possible to compare these financial measures with other companies' non-GAAP financial measures having the same or similar names. These adjusted financial measures should not be considered in isolation or as a substitute for GAAP operating profit, operating margin, income before taxes, net income and earnings per share, which are the most directly comparable GAAP financial measures. These non-GAAP financial measures reflect an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the preceding reconciliations to corresponding GAAP financial measures, provide a more complete understanding of our business. We strongly encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure.
Except for historical information contained herein, the statements made in this release constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements, including statements regarding the intent, belief or current expectations of UPS and its management regarding the company's strategic directions, prospects and future results, involve certain risks and uncertainties. Certain factors may cause actual results to differ materially from those contained in the forward-looking statements, including economic and other conditions in the markets in which we operate, governmental regulations, our competitive environment, negotiation and ratification of labor contracts, strikes, work stoppages and slowdowns, changes in aviation and motor fuel prices, cyclical and seasonal fluctuations in our operating results, and other risks discussed in the company's Form 10-K and other filings with the Securities and Exchange Commission, which discussions are incorporated herein by reference.
# # #

United Parcel Service, Inc.
Selected Financial Data - Second Quarter
(unaudited)

	Three Months Ended
	June 30,		Change
	2015	2014	$	%
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$8,808	$8,668	$140	1.6%
International Package	3,045	3,252	(207)	(6.4)%
Supply Chain & Freight	2,242	2,348	(106)	(4.5)%
Total revenue	14,095	14,268	(173)	(1.2)%

Operating expenses:
Compensation and benefits	7,502	8,375	(873)	(10.4)%
Other	4,633	5,146	(513)	(10.0)%
Total operating expenses	12,135	13,521	(1,386)	(10.3)%

Operating profit:
U.S. Domestic Package	1,201	209	992	N/A
International Package	552	444	108	24.3%
Supply Chain & Freight	207	94	113	120.2%
Total operating profit	1,960	747	1,213	162.4%

Other income (expense):
Investment income	4	25	(21)	(84.0)%
Interest expense	(86)	(89)	3	(3.4)%
Total other income (expense)	(82)	(64)	(18)	28.1%

Income before income taxes	1,878	683	1,195	175.0%

Income tax expense	648	229	419	183.0%

Net income	$1,230	$454	$776	170.9%

Net income as a percentage of revenue	8.7%	3.2%

Per share amounts:
Basic earnings per share	$1.37	$0.49	$0.88	179.6%
Diluted earnings per share	$1.35	$0.49	$0.86	175.5%

Weighted-average shares outstanding:
Basic	901	918	(17)	(1.9)%
Diluted	908	927	(19)	(2.0)%

As adjusted income data:
Operating profit:
U.S. Domestic Package (1)	$1,201	$1,166	$35	3.0%
International Package (1)	552	471	81	17.2%
Supply Chain & Freight (1)	207	176	31	17.6%
Total operating profit (1)	1,960	1,813	147	8.1%

Income before income taxes (1)	$1,878	$1,749	$129	7.4%
Net income (2)	$1,230	$1,119	$111	9.9%

Basic earnings per share (2)	$1.37	$1.22	$0.15	12.3%
Diluted earnings per share (2)	$1.35	$1.21	$0.14	11.6%

(1) Second quarter 2014 operating profit and consolidated income before income taxes excludes $1.066 billion pre-tax charge associated with transferring postretirement health and welfare benefit obligations to multiemployer healthcare plans for certain employees under the Teamsters National Master Agreement. The charge is allocated between the U.S. Domestic Package segment ($957 million), the International Package segment ($27 million) and the Supply Chain & Freight segment ($82 million).

(2) Second quarter 2014 net income and earnings per share amounts exclude the $665 million after-tax charge of transferring postretirement benefit obligations described in (1).

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Operating Data - Second Quarter
(unaudited)

	Three Months Ended
	June 30,		Change
	2015	2014	$ / #	%

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$1,591	$1,636	$(45)	(2.8)%
Deferred	878	825	53	6.4%
Ground	6,339	6,207	132	2.1%
Total U.S. Domestic Package	8,808	8,668	140	1.6%
International Package:
Domestic	600	692	(92)	(13.3)%
Export	2,283	2,408	(125)	(5.2)%
Cargo and Other	162	152	10	6.6%
Total International Package	3,045	3,252	(207)	(6.4)%
Supply Chain & Freight:
Forwarding and Logistics	1,319	1,432	(113)	(7.9)%
Freight	752	771	(19)	(2.5)%
Other	171	145	26	17.9%
Total Supply Chain & Freight	2,242	2,348	(106)	(4.5)%
Consolidated	$14,095	$14,268	$(173)	(1.2)%

Consolidated volume (in millions)	1,101	1,079	22	2.1%

Operating weekdays	64	64	—	—%

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,241	1,233	8	0.6%
Deferred	1,132	988	144	14.6%
Ground	12,192	12,085	107	0.9%
Total U.S. Domestic Package	14,565	14,306	259	1.8%
International Package:
Domestic	1,530	1,496	34	2.3%
Export	1,115	1,057	58	5.5%
Total International Package	2,645	2,553	92	3.6%
Consolidated	17,210	16,859	351	2.1%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$20.03	$20.73	$(0.70)	(3.4)%
Deferred	12.12	13.05	(0.93)	(7.1)%
Ground	8.12	8.03	0.09	1.1%
Total U.S. Domestic Package	9.45	9.47	(0.02)	(0.2)%
International Package:
Domestic	6.13	7.23	(1.10)	(15.2)%
Export	31.99	35.60	(3.61)	(10.1)%
Total International Package	17.03	18.97	(1.94)	(10.2)%
Consolidated	$10.61	$10.91	$(0.30)	(2.7)%

.

United Parcel Service, Inc.
Selected Financial Data - Year to Date
(unaudited)

	Six Months Ended
	June 30,		Change
	2015	2014	$	%
(amounts in millions, except per share data)
Statement of Income Data:
Revenue:
U.S. Domestic Package	$17,622	$17,156	$466	2.7%
International Package	6,015	6,379	(364)	(5.7)%
Supply Chain & Freight	4,435	4,512	(77)	(1.7)%
Total revenue	28,072	28,047	25	0.1%

Operating expenses:
Compensation and benefits	15,066	15,640	(574)	(3.7)%
Other	9,373	10,147	(774)	(7.6)%
Total operating expenses	24,439	25,787	(1,348)	(5.2)%

Operating profit:
U.S. Domestic Package	2,225	1,136	1,089	95.9%
International Package	1,050	882	168	19.0%
Supply Chain & Freight	358	242	116	47.9%
Total operating profit	3,633	2,260	1,373	60.8%

Other income (expense):
Investment income	8	25	(17)	(68.0)%
Interest expense	(173)	(179)	6	(3.4)%
Total other income (expense)	(165)	(154)	(11)	7.1%

Income before income taxes	3,468	2,106	1,362	64.7%

Income tax expense	1,212	741	471	63.6%

Net income	$2,256	$1,365	$891	65.3%

Net income as a percentage of revenue	8.0%	4.9%

Per share amounts
Basic earnings per share	$2.50	$1.48	$1.02	68.9%
Diluted earnings per share	$2.48	$1.47	$1.01	68.7%

Weighted-average shares outstanding
Basic	903	920	(17)	(1.8)%
Diluted	911	929	(18)	(1.9)%

As adjusted income data:
Operating profit:
U.S. Domestic Package (1)	$2,225	$2,093	$132	6.3%
International Package (1)	1,050	909	141	15.5%
Supply Chain & Freight (1)	358	324	34	10.5%
Total operating profit (1)	3,633	3,326	307	9.2%

Income before income taxes (1)	$3,468	$3,172	$296	9.3%
Net income (2)	$2,256	$2,030	$226	11.1%

Basic earnings per share (2)	$2.50	$2.21	$0.29	13.1%
Diluted earnings per share (2)	$2.48	$2.19	$0.29	13.2%

(1) Second quarter 2014 operating profit and consolidated income before income taxes excludes $1.066 billion pre-tax charge associated with transferring postretirement health and welfare benefit obligations to multiemployer healthcare plans for certain employees under the Teamsters National Master Agreement. The charge is allocated between the U.S. Domestic Package segment ($957 million), the International Package segment ($27 million) and the Supply Chain & Freight segment ($82 million).

(2) Second quarter 2014 net income and earnings per share amounts exclude the $665 million after-tax charge of transferring postretirement benefit obligations described in (1).

Certain prior year amounts have been reclassified to conform to the current year presentation.

United Parcel Service, Inc.
Selected Operating Data - Year to Date
(unaudited)

	Six Months Ended
	June 30,		Change
	2015	2014	$ / #	%

Revenue (in millions):
U.S. Domestic Package:
Next Day Air	$3,148	$3,226	$(78)	(2.4)%
Deferred	1,774	1,680	94	5.6%
Ground	12,700	12,250	450	3.7%
Total U.S. Domestic Package	17,622	17,156	466	2.7%
International Package:
Domestic	1,205	1,380	(175)	(12.7)%
Export	4,483	4,707	(224)	(4.8)%
Cargo and Other	327	292	35	12.0%
Total International Package	6,015	6,379	(364)	(5.7)%
Supply Chain & Freight:
Forwarding and Logistics	2,649	2,765	(116)	(4.2)%
Freight	1,462	1,465	(3)	(0.2)%
Other	324	282	42	14.9%
Total Supply Chain & Freight	4,435	4,512	(77)	(1.7)%
Consolidated	$28,072	$28,047	$25	0.1%

Consolidated volume (in millions)	2,202	2,150	52	2.4%

Operating weekdays	127	127	—	—%

Average Daily Package Volume (in thousands):
U.S. Domestic Package:
Next Day Air	1,235	1,242	(7)	(0.6)%
Deferred	1,175	1,036	139	13.4%
Ground	12,255	12,082	173	1.4%
Total U.S. Domestic Package	14,665	14,360	305	2.1%
International Package:
Domestic	1,553	1,513	40	2.6%
Export	1,120	1,056	64	6.1%
Total International Package	2,673	2,569	104	4.0%
Consolidated	17,338	16,929	409	2.4%

Average Revenue Per Piece:
U.S. Domestic Package:
Next Day Air	$20.07	$20.45	$(0.38)	(1.9)%
Deferred	11.89	12.77	(0.88)	(6.9)%
Ground	8.16	7.98	0.18	2.3%
Total U.S. Domestic Package	9.46	9.41	0.05	0.5%
International Package:
Domestic	6.11	7.18	(1.07)	(14.9)%
Export	31.52	35.10	(3.58)	(10.2)%
Total International Package	16.76	18.66	(1.90)	(10.2)%
Consolidated	$10.59	$10.81	$(0.22)	(2.0)%

United Parcel Service, Inc.
Reconciliation of Free Cash Flow
(unaudited)

Preliminary
Year-to-Date
(amounts in millions)	June 30,
Net cash from operations	$4,239
Capital expenditures	(958)
Proceeds from disposals of PP&E	8
Net change in finance receivables	(13)
Other investing activities	(10)
Free cash flow	$3,266

Amounts are subject to reclassification.